ADDENDUM TO EMPLOYMENT AGREEMENT


     This Addendum to Employment Agreement is entered into as of February 28, 2001 by and between Network Commerce Inc. ("Network Commerce") and Dr. Ganapathy Krishnan, CTO ("Employee")

     Network Commerce and Employee entered into an employment agreement by letter dated September 8, 2000 (the "Employment Agreement"). Network Commerce and Employee desire to amend the Employment Agreement to secure Employee's commitment to continue hus full-time employment with Network Commerce through June 30, 2001.

     NOW, THEREFORE, for valuable consideration, the parties agree that the Employment Agreement is hereby amended as follows:

     1. Company will pay Employee $ 50,000.00 on April 2, 2001.

     2. Company will pay Employee $ 50,000.00 on Monday, May 2, 2001.

     3. Company will pay Employee's accrued paid time off ("PTO") on July 2, 2001.

     4. Company will extend the exercise date on all options granted to Employee to June 30, 2002.

     5. In lieu of additional grants of options to acquire Company's stock with a vesting period of fifteen months, Company will vest Employee's options to acquire 80,000 shares of Company's common stock, at an exercise price $.28, through June 30, 2001,

     6. Company will announce Employee's resignation on or about June 1, 2001.

     7. Employee agrees that he shall not schedule or take a sabbatical through June 30, 2001. Furthermore, Employee agrees that he shall not schedule or take more than three (3) consecutive days of vacation, or a total of ten (10) days, through June 30, 2001 except in the event of a family or medical emergency. In this event, Employee agrees to extend his employment with Network Commerce to compensate for the vacation days taken.

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     8. Employee agrees to promptly refund any compensation advanced pursuant to the terms of this addendum if Employee does not fulfill the terms of the Addendum or if Employee's employment with Network Commerce is terminated prior to June 30, 2001 for any reason other than by Network Commerce without Cause (as defined in the Employment Agreement).

     9. This Addendum is binding on the parties and their respective personal representatives, successors, transferees and assigns.

     10. Except as expressly modified hereby, the Employment Agreement remains in full force and effect.


     DATED as of the day and year first above written.


NETWORK COMMERCE:                       EMPLOYEE:

Network Commerce Inc.




By:/s/ Dwayne Walker                  By:/s/ Dr. Ganapathy Krishnan
Dwayne Walker                                Dr. Ganapathy Krishnan
Chairman & CEO